UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2008


                              KL ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-145183
                            (Commission File Number)

                                   39-2052941
                        (IRS Employer Identification No.)

              Suite 150, 10161 Park Run Drive Las Vegas, NV, 89145 (Address of principal executive offices and Zip Code)

                                  702-835-6868
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR

On August 27, 2008, the Secretary of State of Nevada accepted for filing a Certificate of Change with respect to a forward stock split (on an 3-for-1 basis) of our authorized and issued and outstanding shares of common, as approved by our board of directors. The effective date of the Certificate of Change is September 8, 2008.

As a result, our authorized capital increased from 50,000,000 shares of common stock with a par value per share of $0.001 to 150,000,000 shares of common stock with a par value per share of $0.001. Our issued and outstanding share capital increased from 5,130,000 shares of common stock to 15,390,000 shares of common stock.

ITEM 8.01. OTHER EVENTS

The forward stock split described in Item 5.03 above became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 8, 2008 under the new stock symbol "KLEG", which replaces the trading symbol "KLEC". The new CUSIP number for our common stock is 48248V 201.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

3.1(3) Certificate of Change filed with the Secretary of State of Nevada and made effective on September 8, 2008.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KL ENERGY CORPORATION


/s/ Ahmad Galal
-------------------------
Ahmad Galal
President

Date: September 12, 2008

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